Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of August 7, 2023, by and among [•] (“Stockholder”), in such Person’s capacity as a stockholder of Sovos Brands, Inc., a Delaware corporation (the “Company”), and Campbell Soup Company, a New Jersey corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, in order to induce Parent and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) to enter into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) with the Company, Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all of the shares of common stock, par value $0.001 per share, of the Company (the “Shares”) that Stockholder beneficially owns as of the date hereof, as set forth next to Stockholder’s name on Schedule A hereto (Stockholder’s “Subject Shares”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
Grant of Proxy; Voting Agreement

Section 1.01.    Voting Agreement.

(a)    Beginning on the date hereof until the Expiration Date, Stockholder hereby agrees to vote or exercise its right to consent with respect to all Subject Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to adopt the Merger Agreement and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Beginning on the date hereof until the Expiration Date, Stockholder hereby agrees that it will not vote any Subject Shares in favor of, or consent to, and will vote the Subject Shares against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would reasonably be expected to interfere with, prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (iv) any action or Contract that would reasonably be expected to result in a material breach or violation of any covenant, representation or warranty or any other obligation of Stockholder contained in this Agreement. Stockholder shall provide the Company and Parent with at least three

Business Days’ written notice prior to signing any action proposed to be taken by written consent with respect to any Subject Shares.

(b)    Notwithstanding anything in this Agreement to the contrary, (i) Stockholder shall not be required to vote (or cause to be voted) any of the Subject Shares to amend the Merger Agreement (including any schedule or exhibit thereto), or take any action that would reasonably be expected to result in the amendment or modification, that: (A) (1) delays or imposes any additional restrictions or conditions on the payment of the Merger Consideration, or (2) imposes any additional conditions on the consummation of the Merger; (B) alters or changes the amount or kind of consideration to be paid to the holders of Shares in connection with the Merger (including Terminating Company Restricted Stock Consideration); (C) impedes or delays the consummation of the Merger or (D) from and after the adoption of the Merger Agreement by the holders of Shares, requires further approval of the Company’s stockholder under the DGCL (as defined below) (each of the foregoing, an “Adverse Amendment”) and (ii) Stockholder shall remain free to vote (or execute proxies with respect to) the Subject Shares with respect to any matter not covered by Section 1.01(a) in any manner Stockholder deems appropriate.

(c)    Proxies. Other than (i) for the purposes of voting the Subject Shares consistent with this Agreement, (ii) the granting of proxies to vote Subject Shares to an Affiliate of Stockholder as a Permitted Transfer and (iii) the granting of proxies to vote Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not (x) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (y) related to the transactions contemplated by the Merger Agreement or this Agreement, Stockholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of Stockholder’s Subject Shares.

Article 2
Representations and Warranties of Stockholders

Stockholder represents and warrants to Parent that:

Section 2.01.    Corporate Authorization; Binding Agreement. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the organizational or individual powers of Stockholder and have been duly authorized by all necessary action on the part of Stockholder. This Agreement constitutes a legal, valid and binding Agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. If Stockholder is married and the Subject Shares set forth on Schedule A hereto opposite Stockholder’s name constitute community property under Applicable Laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement on behalf of Stockholder has full power and authority to enter into and perform this Agreement. Other than as provided in the Merger Agreement and except for any filings by Stockholder with the SEC, the execution, delivery and performance by Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder.

Section 2.02.    Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the performance of its obligations contemplated hereby do not and will not (i) if Stockholder is an entity, violate the certificate of incorporation or bylaws (or other comparable organizational documents) of Stockholder, (ii) violate any Applicable Law applicable to Stockholder, (iii) require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iv) result in the creation or imposition of any Lien on any asset of Stockholder; except, with respect to clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder.

Section 2.03.    Ownership of Shares. Stockholder is beneficial owner of, and has voting control over, the Subject Shares, free and clear of any Liens or any restriction on the right to vote or otherwise dispose of the Subject Shares. Stockholder has, and will have at all times during the term of this Agreement, the right to vote and direct the vote of, and to dispose of and direct the disposition of, Stockholder’s Subject Shares, and there are no Contracts of any kind, contingent or otherwise, obligating Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of Stockholder’s Subject Shares. Except for this Agreement, none of Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney that are inconsistent with Stockholder’s obligations pursuant to this Agreement.

Section 2.04.    Total Shares. As of the date hereof, except for the Equity Interests set forth on Schedule A hereto, Stockholder does not beneficially own any Company Securities.

Section 2.05.    No Other Representations. Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to Stockholder with respect to Parent, the Merger Agreement or any other matter. Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Section 2.06.    Absence of Litigation. Stockholder represents that there is no Action pending or, to the knowledge of Stockholder, threatened against or affecting (i) Stockholder or any of its properties or assets (including Stockholder’s Subject Shares) or (ii) any of its controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise materially and adversely impact Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that Stockholder makes no representations or warranties regarding any Action involving the Company or relating to the Merger Agreement.

Section 2.07.    Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder in Stockholder’s capacity as such.

Article 3
Representations and Warranties of Parent

Parent represents and warrants to Stockholder as follows:

Section 3.01.    Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

Section 3.02.    No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, Stockholder has not made, and is not making, any representations or warranties to Parent with respect to Stockholder, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Article 4
Covenants of Stockholders

Stockholder hereby covenants and agrees that:

Section 4.01.    No Proxies for or Encumbrances on Subject Shares.

(a)    Except pursuant to the terms of this Agreement or as contemplated by the Merger Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, powers of attorney, or any other authorizations or consents, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing (each, a “Transfer” (which defined term includes derivations of such defined term)), (iii) otherwise permit any Liens to be created on any of Stockholder’s Subject Shares or (iv) enter into any Contract with respect to the direct or indirect Transfer of any of Stockholder’s Subject Shares; provided that nothing herein shall prohibit a Transfer of Subject Shares (A) to an Affiliate of Stockholder (a “Permitted Transfer”), (B) pursuant to a written trading plan of the Company in effect on the date hereof that is intended to satisfy the requirements of Rule 10b5-1 under the U.S. Securities Exchange Act of 1934 or (C) for sales of Subject Shares solely to the extent strictly necessary for the proceeds to be sufficient for payment of taxes upon vesting of Company Equity Awards; provided further, that, any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Parent and the Company, to assume all of the obligations of Stockholder under, and be bound by the terms of, this Agreement, by executing and delivering a joinder agreement in form and substance reasonably satisfactory to Parent and the Company. Any Transfer in violation of this Section 4.01(a) shall be null and void ab initio. Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to Stockholder’s Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise including its successors or permitted assigns and if any involuntary Transfer of any of Stockholder’s Subject Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold Stockholder’s Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as Stockholder for all purposes hereunder. Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of the Stockholder’s Subject Shares in violation of this Agreement.

(b)    In the event that Stockholder intends to undertake a Permitted Transfer during the term of this Agreement of any Subject Shares, Stockholder shall provide prior notice thereof to the Company and Parent, and Parent shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (a) lift any stop order in respect of the Subject Shares to be so Transferred in order to effect such Permitted Transfer only upon receipt of written certification by Parent and the Company that the written joinder agreement entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 4.01(a) hereof is satisfactory to Parent and the Company and (b) re-

enter any stop order in respect of the Subject Shares to be so Transferred upon completion of the Permitted Transfer.

Section 4.02.    Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder (or a designee of Stockholder) who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising his or her fiduciary duties), including by voting, in his or her capacity as a director or officer of the Company, in Stockholder’s (or its designee’s) sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company), including with respect to Section 6.03 of the Merger Agreement. In this regard, Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company. The representations, warranties, covenants and agreements made herein by Stockholder are made solely with respect to Stockholder and the Subject Shares. This Agreement shall not limit, affect or prohibit, or be construed to limit, affect or prohibit, any actions taken, or required or permitted to be taken, by any Affiliate or Representative of Stockholder or any of its Affiliates in any other capacity (other than as a stockholder of the Company), including, if applicable, as an officer or director of the Company or any of its Subsidiaries, and any actions taken whatsoever, or failure to take any actions whatsoever, by any of the foregoing persons in such capacity as director or officer of the Company or any of its Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 4.03.    Appraisal Rights. Stockholder hereby irrevocable waives and agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) it may have to demand appraisal, dissent or any similar or related matter with respect to any Subject Shares that may arise with respect to the Merger. Notwithstanding the foregoing, (a) nothing in this Section 4.03 shall constitute, or be deemed to constitute, a waiver or release by Stockholder of any claim or cause of action against Parent to the extent arising out of a breach of this Agreement by Parent and (b) the waiver contained in this Section 4.03 shall be of no force or effect in the event this Agreement is terminated.

Section 4.04.    Actions. Stockholder hereby agrees not to commence or pursue any Action or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors in connection with the Merger Agreement or the transactions contemplated thereby, and Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit any actions taken by Stockholder in response to any claims commenced against Stockholder, its Affiliates or its Representatives; provided further that this Section 4.04 shall not be deemed a waiver of any rights of Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates.

Section 4.05.    Adverse Actions. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Expiration Date enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

Section 4.06.    Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Company Securities received in respect of the Subject Shares by Stockholder immediately following the effectiveness of the events described in this Section 4.06, as though they were Subject Shares hereunder.

Section 4.07.    Disclosure. Parent will not make any disclosures regarding Stockholder in any press release or otherwise without the prior written consent of Stockholder (such approval not to be unreasonably withheld, conditioned or delayed), unless Parent (i) determines in good faith (after consultation with outside legal counsel) that any such disclosure is required by Applicable Law or any listing agreement with or rule of any national securities exchange or association or by any filing required to be made with the SEC and (ii) notifies Stockholder three Business Days in advance of any such disclosure.

Article 5
Miscellaneous

Section 5.01.    Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Schedules are to Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or any Transaction Documents or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any Transaction Documents will not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of any such prior drafts.

Section 5.02.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the relevant Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.03.    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that the sender of such email does not receive a written notification of delivery failure. All notices, requests and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other such other address or email address as such party may hereafter specify for the purpose by notice in accordance with this Section to the other parties hereto):

if to Parent, to:

Campbell Soup Company
1 Campbell Place

Camden, New Jersey 08103-1799
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Attention:	John D. Amorosi Daniel Brass
Email:	john.amorosi@davispolk.com daniel.brass@davispolk.com

if to Stockholder, to the address set forth on Schedule A opposite the name of Stockholder, with a copy to (which shall not constitute notice) to:

Hogan Lovells US LLP 855 Main Street Suite 200
Attention:	Richard E. Climan Keith A. Flaum
Email:	richard.climan@hoganlovells.com keith.flaum@hoganlovells.com

Section 5.04.    Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the mutual written agreement of each party to this Agreement, (iv) the effectiveness of any Adverse Amendment and (v) the occurrence of any Adverse Recommendation Change with respect to an Intervening Event (any such date under clauses (i) through (v) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, the provisions set forth in this Article 5 shall survive the termination of this Agreement.

Section 5.05.    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 5.07.    Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 5.08.    Jurisdiction. The parties hereto agree that any action, suit or legal proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or legal proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or legal proceeding in any such court or that any such action suit or legal proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or legal proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.03 shall be deemed effective service of process on such party.

Section 5.09.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.11.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled (without proof of actual damages and without being required to prove that money damages are an inadequate remedy) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.08, in addition to any other remedy to which they may be entitled at law or in equity. The parties further agree to (a) waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity and (b) not assert that a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason.

Section 5.13.    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate or any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

Section 5.14.    Defined Terms.

(a)    Any capitalized term that is used, but not defined, in this Agreement has the meaning set forth in the Merger Agreement.

(b)    “beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the U.S. Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CAMPBELL SOUP COMPANY

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Schedule A

Name of Stockholder	Total Shares Owned	Address for Notices (including email)